Exhibit (a)(1)(H)

Confirmation E-mail/Letter to Employees who Elect to Participate in the Exchange Program

Sanmina-SCI has received your election form dated [                  , 2007], by which you elected to have some or all of your eligible outstanding options cancelled in exchange for new options, subject to the terms and conditions of the offer.

If you change your mind, you may withdraw your election as to some or all of your eligible options by completing and signing the withdrawal form which was previously provided to you and sending it via facsimile or intercompany delivery to the HR representative named in the Summary of the Offer to Exchange, provided by your local office, by 9:00 p.m., California time, on August 27, 2007.

Only documents that are complete, signed and actually received by the HR representative named in the Summary of the Offer to Exchange provided by your local office by the deadline will be accepted.  Documents submitted by any other means are not permitted.  You should direct questions about this offer to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California 95134

Tel:    (408) 964-3242

Fax:   (408) 964-3096

E-mail: richard.edde@sanmina-sci.com

Please note that our receipt of your election form is not by itself an acceptance of the options for exchange. For purposes of the offer, Sanmina-SCI will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when Sanmina-SCI gives oral or written notice to the option holders generally of its acceptance for exchange of such options, which notice may be made by press release, e-mail or other method of communication. Sanmina-SCI’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.

This notice does not constitute the offer to exchange.  The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated July 30, 2007; (2) the memorandum from Jure Sola, dated July 30, 2007; (3) the Summary of the Offer to Exchange; (4) the election form; and (5) the withdrawal form.  You may view these documents on the U.S. Securities and Exchange Commission’s website at http://www.sec.gov, and you may request additional copies from the HR representative named in the Summary of the Offer to Exchange provided by your local office.

Confirmation E-mail/Letter to Employees who Withdraw from the Exchange Program

Sanmina-SCI has received your withdrawal form dated [                  , 2007], by which you rejected Sanmina-SCI’s offer to exchange your eligible outstanding options for new options.

If you change your mind, you may again elect to exchange some or all of your eligible options by completing and signing an election form and sending it via facsimile or intercompany delivery to the HR representative named in the Summary of the Offer to Exchange provided by your local office by 9:00 p.m., California Time, on August 27, 2007 or by the time specified in the Summary of the Offer to Exchange provided by your local office.

Only documents that are complete, signed and actually received by the HR representative named in the Summary of the Offer to Exchange by the deadline will be accepted.  Documents submitted by any other means are not permitted.  You should direct questions about this offer to Richard Edde, our Senior Stock Administrator, at:

Sanmina-SCI Corporation

2700 North First Street

San Jose, California 95134

Tel:    (408) 964-3242

Fax:   (408) 964-3096

E-mail: richard.edde@sanmina-sci.com

This notice does not constitute the offer to exchange.  The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated July 30, 2007; (2) the memorandum from Jure Sola, dated July 30, 2007; (3) the Summary of the Offer to Exchange; (4) the election form; and (5) the withdrawal form.  You may view these documents on the U.S. Securities and Exchange Commission’s website at http://www.sec.gov, and you may request additional copies from the HR representative named in the Summary of the Offer to Exchange provided by your local office.